Exhibit 10.4

NET 1 UEPS TECHNOLOGIES, INC.

RESTRICTIVE COVENANTS AGREEMENT

Your Information:

Name: Christopher Guy Butt Meyer

Address:  XXX

Start Date: July 1, 2021

Company: Net 1 UEPS Technologies, Inc., and any of its subsidiaries or affiliates, together with any of its and their respective successors or assigns (collectively, "us," "we," "our," or "the Company")

Address: Net 1 UEPS Technologies, Inc.

President Place, 6th Floor, Cnr. Jan Smuts Avenue and Bolton Road

Rosebank, Johannesburg 2196, South Africa

In consideration of your employment or service with us and the compensation we have agreed to pay you, the receipt and sufficiency of which you acknowledge, you agree to this Restrictive Covenants Agreement (this "Agreement"), as follows:

1. This Agreement sometimes refers to your "Employment or Service."  You understand that your "Employment or Service" means the entire period during which you are engaged by us as a consultant or employed by us as an employee, or otherwise providing services to us, including, all times during which you have provided services to the Company prior to the Start Date, and all times during and after work hours, whether you are actively employed or on any kind of leave of absence, and whether you are engaged or employed full-time or part-time.  In addition, it is understood that Employment or Service includes all periods commencing from the Start Date noted above, as well as any work performed for us prior to the Start Date.

2. Confidential Information.  You agree to hold in the strictest confidence, not to use (except for the benefit of the Company) and not to disclose to any person or entity (directly or indirectly) any Confidential Information that you obtain or create during your Employment or Service, unless the Company grants you written authorization to do otherwise.

You understand that "Confidential Information" means all business, technical and other proprietary information in our custody or under our control, as well as any Company information not generally known by actual or potential competitors of the Company or by the public generally.  Such information is Confidential Information no matter how you learned of it -- whether disclosed to you, directly or indirectly, in writing, orally, by drawings or inspection of documents or other tangible property or in any other manner or form, tangible or intangible.

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You understand specifically that Confidential Information includes, but is not limited to, the following types of information:

  information belonging to others who have entrusted such information to us, as further described in Section 4 below;

  information that would not have been known to our competitors or the public generally if you had not breached your obligations of confidentiality under this Agreement;

  information concerning research, inventions, discoveries, developments, techniques, processes, formulae, technology, designs, drawings, engineering, specifications, algorithms, finances, sales or profit figures, financial plans, customer lists, customers, prospective customers, potential investors, business plans, contracts, markets, investing plans, product plans, marketing, distribution or sales methods or systems, products, services, production plans, system implementation plans, business concepts, supplier or vendor information, business procedures or business operations related thereto;

  all computer software (in source, object, executable or other code forms and including all programs, modules, routines, interfaces and controls), data, databases, Internet designs and strategies, files and any documentation protocols and/or specifications related to the foregoing;

  all know-how and/or trade secrets;

  all unpublished copyrightable material;

  any use, model, variation, application, reduction to practice, discussion and any other communication or information in, regarding or relating to, or usable in or with any of the goods or services made, used or sold by us; and

  all reproductions and copies of such things.

3. Third Party Information Held by You.  You recognize that you may have access to confidential information of former employers or other persons or entities with whom you have an agreement or duty to keep such information confidential.  You will not use any such information in your Employment or Service, you will not disclose any such information to us or any of our directors, officers, agents or other employees, or induce any of them to use any such information, and you will not bring onto the premises of the Company any such information in any form, unless such person or entity has granted you written authorization to do so.

4. Third Party Information Held by the Company.  You recognize that we have received, and in the future shall receive, from other persons or entities information that is confidential to such person or entity; and, therefore, such persons or entities requires us to maintain the confidentiality of such information and to use it only for certain limited purposes.  Consistent with the Company's agreement with such persons or entities, you agree to hold in the strictest confidence, not to use (except as necessary to carry out your duties for the Company) and not to disclose to any person or entity (directly or indirectly) any such information, unless we grant you written authorization to do otherwise.  All such information shall also constitute and shall be treated as Confidential Information.

5. Company Property; Return.  You will not remove (either physically or electronically) any property belonging to us or in our custody ("Company Property") from our premises, except as required in the ordinary course of your Employment or Service, unless we grant you written authorization to do so.  Company Property includes all Confidential Information as well as Company related information that is not confidential, and tangible property and hard goods.  Promptly upon the termination of your Employment or Service, and earlier if we so request at any time, you shall deliver to us (and shall not keep copies in your possession or deliver to anyone else) all of the Company Property, which may include, without limitation, all of the following items:

  documents and other materials containing or comprising Confidential Information, including in particular, but not limited to, all software, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches and laboratory notebooks, whether hard copies or soft copies (electronic or digital); and

  tangible property and equipment belonging to us (whether or not containing or comprising Confidential Information), including in particular, but not limited to, laptop computers, devices, solutions, samples, models, marketing materials, brochures, purchase order forms and letterhead, and all reproductions and copies of such things.

6. Assignment of Inventions.  You shall promptly make full written disclosure to the Company, through your immediate supervisor or superior, of all Inventions.  "Inventions" means any and all inventions, original works of authorship (including designs, computer programs, and drawings, whether manual or electronic), findings, conclusions, data, discoveries, developments, concepts, designs, improvements, trademarks, service marks, trade secrets, techniques, formulae, processes and know-how, whether or not patentable or registrable under patent, copyright or similar laws, that you may solely or jointly conceive, develop or reduce to practice, or cause to be conceived, developed or reduced to practice, during your Employment or Service.  You shall hold all Inventions in trust for the Company.  This Agreement does not apply to any Inventions made by you prior to your Employment or Service that are identified in Attachment A hereto.

You recognize and agree that during your Employment or Service, we solely and exclusively own all Inventions, as well as any and all inherent and appurtenant moral rights and intellectual property rights, including, but not limited to, all patent rights, copyrights, trademarks, know-how and trade secrets (collectively, "Intellectual Property Rights"), except as stated in Section 7 below.  You hereby, without additional payment or consideration, assign, transfer and convey to us all of your worldwide right, title and interest in and to all Inventions and Intellectual Property Rights, and you will treat all Inventions as Confidential Information, until and unless such Inventions are determined to be excluded from this Agreement by way of Section 8 below.

7. Further Assurances.  Upon the request and at the expense of the Company, you shall execute and deliver any and all documents and instruments, and do such other acts, that may be necessary or desirable to evidence the ownership of rights, and each assignment and transfer described in this Agreement.  You will do the same to enable the Company to secure the Company's sole and exclusive rights in the Confidential Information, Company Property, Inventions, Works and Intellectual Property Rights, or to apply for, prosecute and enforce Intellectual Property Rights with respect to any Confidential Information, Company Property, Inventions or Works, or to obtain any extension, validation, re-issue, continuance or renewal of any such Intellectual Property Right, in each case in any and all jurisdictions.  You agree to disclose to us all pertinent information and data with respect to Confidential Information, Company Property, Inventions, Works and related Intellectual Property Rights.  In the event your Employment or Service is terminated, you will do all the things described in this paragraph without charge to us other than a reasonable payment for your time involved.

If the Company is unable for any other reason to secure your signature on any document described above, then you hereby irrevocably designate and appoint the Company and the Company's duly authorized officers and agents as your agent and attorney in fact as of the Start Date, to act for and in your behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or trademark, copyright or other registrations thereon with the same legal force and effect as if executed by you.

8. Exceptions to Company Ownership.  The only exception to our ownership of Inventions and Intellectual Property Rights are ones (a) for which no equipment, supplies, facilities or proprietary or trade secret information of the Company are used, (b) that are developed entirely on your own time, (c) that do not relate to the business of the Company or to the Company's actual or anticipated research or development and (d) that do not result from or relate to any work performed by you for the Company.

To the extent you claim that any Invention or Intellectual Property Right (or portion thereof) is not the property of the Company because of the paragraph above, you will include such claim in the Invention disclosure submitted to your supervisor or superior pursuant to Section 6.  The agreement or disagreement of the Company with your claim of ownership of such Invention will be expressed to you in writing within a reasonable period.  You will not disclose any such Invention to any other person or entity (except, if you so choose, to your lawyer, retained at your own expense for the purpose of resolving such a disagreement), unless the Company grants you written authorization to do so, and you shall treat (and your lawyer shall treat) such Invention as Confidential Information until such time, if any, that you receive the Company's agreement to your ownership.  In the event of a dispute as to ownership, the burden is on you to establish your claim of ownership.

9. Non-Competition.  During your Employment or Service and for twelve (12) months thereafter, you will not, directly or indirectly, with or without compensation, own, manage, operate, join, control, advise or participate in, as a shareholder (other than as a shareholder with less than 5% of the outstanding common stock of a public company), director, officer, manager, principal partner, employee, consultant, independent contractor, technical or business advisor or otherwise (or any foreign equivalents of the foregoing), any person or entity that is in the Business or similar business of the Company (or any division of the Company) in any business that directly or indirectly competes with the Company within the Republic of South Africa and those territories outside of South Africa in which the Company carries on the Business as of last date of your Employment or Service (a "Competing Business"). For purposes of this Section 9, "Business" shall mean the business conducted by the Company from time to time, being the business of developing, marketing and distributing payment systems which facilitate commercial transactions in an electronic environment using specialized smart card technologies.

10. Non-Solicitation.  During your Employment or Service and twenty-four (24) months thereafter, you will not, directly or indirectly, on your own behalf or on behalf of others, either:

  solicit, recruit or attempt to persuade any person to terminate such person's employment or service with us, whether or not such person is a full-time employee or service provider and whether or not such employment or service is pursuant to a written agreement or is at-will; or

  solicit, contact or attempt to persuade any current or prospective customer of the Company to alter such customer's or prospective customer's relationship with us or to engage any Competing Business to perform services that we can perform in the ordinary course of business.  You understand that "prospective customer" means any prospective customer of the Company with whom you had contact at any time during the six (6) months preceding the termination of your Employment or Service.

11. Duration; Nature.  This Agreement is binding during your Employment or Service and shall survive any termination of your Employment or Service.  This Agreement does not bind the Company or you to any specific period of employment or service, and shall not be construed in any manner as an employment or consulting agreement or to make your Employment or Service other than terminable at will at any time by us in our sole discretion.

12. No Conflicts.  You are not a party to any existing agreement or employment that would prevent you from entering into and performing this Agreement in accordance with its terms, including, without limitation, to an obligation to assign your Inventions or Intellectual Property Rights to a third party or any agreement subjecting you to a non-compete, except as identified in Attachment A hereto; and you will not enter into any other agreement that is in conflict with your obligations under this Agreement.

13. Disclosure of Obligations.  You consent to the Company's notification to any third party of the existence of this Agreement.

14. Compliance.  You acknowledge that the activities of the Company are subject to compliance with applicable laws and regulations (collectively, "Laws"), including without limitation Laws that may control the collection, storage, processing and distribution of personal information.  You agree to comply with all applicable Laws and to notify your immediate supervisor or superior of any reason to believe that you, the Company, or any other person has violated any Law that may affect the Company or your performance or your obligations under this Agreement.

15. Equitable Relief.  You agree that the provisions of this Agreement are reasonably necessary to protect our legitimate business interests.  You agree that it would be impossible or inadequate to measure and calculate our damages from any breach of the covenants set forth in this Agreement, and that a breach of such covenants could cause serious and irreparable injury to us.  Accordingly, we shall have available, in addition to any other right or remedy available to it, the right to seek an injunction from a court of competent jurisdiction restraining such a breach (or threatened breach) and to specific performance of this Agreement.  You further agree that no bond or other security shall be required in obtaining such equitable relief and you hereby consent to the issuance of such injunction and to the ordering of specific performance.

16. No License.  Nothing in this Agreement shall be deemed to constitute the grant of any license or other right to you in respect of any Confidential Information, Company Property, Invention, Work, Intellectual Property Right or other data, tangible property or intellectual property of the Company.

17. Amendment and Assignment.  No modification to any provision of this Agreement will be binding unless it is in writing and signed by both you and the Company.  No waiver of any rights under this Agreement will be effective unless in writing signed by the Company.  You recognize and agree that your obligations under this Agreement are of a personal nature and are not assignable or delegable in whole or in part by you.  The Company may assign this Agreement to any affiliate or to any successor-in-interest (whether by sale of assets, sale of stock, merger or other business combination).  All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and permitted assigns of you and the Company.

18. Governing Law; Jurisdiction.  This Agreement shall be governed by and interpreted in accordance with laws of the State of New York and, to the extent applicable, U.S. federal law, and the parties agree to submit to the jurisdiction of the state and federal courts sitting in New York, New York for all disputes hereunder.

19. Severability.  If any provision of this Agreement or its application is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability (a) shall not affect any other provision or application of this Agreement that can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction and (b) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms.  For the avoidance of doubt, if this Agreement is or becomes subject to any state or federal law affecting the Company's rights with respect to any of your obligations under this Agreement, this Agreement shall be deemed amended to the extent necessary to comply with such law.

Signature Page Follows

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS THAT IT IMPOSES UPON ME WITHOUT RESERVATION, AND HEREBY ACKNOWLEDGE RECEIPT OF A COPY OF SUCH AGREEMENT.  NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT.  I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY AND INTENDING TO BE LEGALLY BOUND.

Dated:	30 June 2021	/s/ Chris G.B. Meyer
CHRIS G.B. MEYER

Agreed and Acknowledged

NET 1 UEPS TECHNOLOGIES, INC.

By:	/s/ Alex M.R. Smith
Name: Alex M.R. Smith
Title: Director

ATTACHMENT A

A. Inventions made by me prior to my Employment or Service with the Company that I desire to be excepted from the Agreement to which this Attachment A is attached (if none, write "NONE"):

B.  Prior agreements to which I am a party that may interfere with full compliance with the Agreement to which this Attachment A is attached (if none, write "NONE"):

Dated:	30 June 2021	/s/ Chris G.B. Meyer
CHRIS G.B. MEYER